Exhibit 10.3

EXECUTION VERSION

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 4th day of September, 2008, between RICK’S CABARET INTERNATIONAL, INC., a Texas corporation (“Rick’s”), and DI FOOD AND BEVERAGE OF LAS VEGAS, LLC, a Nevada limited liability company (“Holder”).

WHEREAS, the Holder has agreed to sell, transfer and convey all of the assets owned by it which are associated or used in connection with the operations of an adult entertainment cabaret known as SCORES located at 3355 Procyon Street, Las Vegas, Nevada 89102, to RCI Entertainment (Las Vegas), Inc., a Nevada corporation (the “Purchaser”), pursuant to the terms and conditions of the Asset Purchase Agreement by and among Rick’s, the Purchaser, the Holder, and Harold Danzig, Frank Lovaas and Dennis DeGori, who are all members of the Holder dated April 17, 2008, as amended by the Third Amendment to Asset Purchase Agreement, dated September 4, 2008 (the “Amended and Restated Purchase Agreement”); and

WHEREAS, under the terms of the Amended and Restated Purchase Agreement, the Holder shall be entitled to receive 200,000 shares of common stock of Rick’s (“Rick’s Shares”) upon the Closing of the Amended and Restated Purchase Agreement (“Closing Date”), which is conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, the Holder has agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, or hypothecation of the Rick’s Shares, all on the terms set forth below; and

WHEREAS, any capitalized terms not defined herein shall have the meaning set forth in the Amended and Restated Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Holder agrees it may not sell, pledge, hypothecate, transfer, assign or in any other manner dispose of the Rick’s Shares for six (6) months from the date hereof.

2.
(a)    Thereafter, on or after seven (7) months from the Closing Date, the Holder shall have the right, but not the obligation, to have Rick’s purchase from the Holder a total of 150,000 of the Rick’s Shares (for purposes of this Section 2(a), the 150,000 Rick’s Shares shall hereinafter be referred to as the “Rick’s Put Share”) in an amount and at a rate of not more than 6,250 of the Rick’s Put Shares per month (the “Monthly Shares”) calculated at a price per share equal to $20.00 per share (“Value of the Rick’s Shares”) until the Holder has received an aggregate of $3,000,000 from (i) the sale of the Rick’s Put Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise and (ii) the payment of any Deficiency (as hereinafter defined) by Rick’s.  Holder shall notify Rick’s during any given month of its election to “Put” the Monthly Shares to Rick’s during that particular month and Rick’s shall have three (3) business days to elect to buy the Monthly Shares or instruct the Holder to sell the Monthly Shares in the open market.   At Rick’s election, during any given month, it may either buy the Monthly Shares or, if Rick’s elects not to buy the Monthly Shares from Holder, then Holder shall sell the Monthly Shares in the open market and any deficiency between the amount which Holder receives from the sale of the Monthly Shares and the Value of the Rick’s Shares (the “Deficiency”) shall be paid by Rick’s within three (3) business days after receipt of written notice from the Holder of the sale of the Monthly Shares which shall provide the written sales confirmation and the amount of the Deficiency.  Rick’s obligation under this Section 2(a) to purchase the Monthly Shares from Holder shall terminate and cease at such time as Holder has received an aggregate amount of $3,000,000 from (i) the sale of the Rick’s Put Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payments of any Deficiency by Rick’s.  Holder agrees to provide monthly statements to Rick’s as to the total number of Rick’s Put Shares which Holder sold and the amount of proceeds derived therefrom.  Except as set forth in Section 2(b) below, nothing contained in this Section 2(a) shall limit or preclude Holder from selling the Rick’s Put Shares in the open market or require Holder to “Put” the Rick’s Put Shares to Rick’s during any given month.

(b)           The Holder will not sell more than 25,000 Rick’s Shares per 30-day period, regardless of whether the Holder “Puts” the Rick’s Put Shares to Rick’s or sells them in the open market or otherwise.  In the event that the Holder elects to sell any of the Rick’s Put Shares pursuant to this Section 2(b), then any amount sold at prices less than the Value of the Rick’s Shares shall be deemed to be sold at $20.00 for purposes of Section 2(a).

3.
The Holder acknowledges and agrees that Rick’s may advise its Transfer Agent of this Agreement and issue a stop transfer order to the Transfer Agent to ensure that any sale of the Rick’s Shares by the Holder is in accordance with the terms and conditions hereof.

4.	The Holder agrees that it will not engage in any short selling of shares of Rick’s common stock during the term of this Agreement.

5.
Except as otherwise provided in this Agreement or any other agreements between the parties, the Holder shall be entitled to its respective beneficial rights of ownership of the Rick’s Shares, including the right to vote the Rick’s Shares for any and all purposes.

6.
The resale restrictions on the Rick’s Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

7.
If either Rick’s or the Holder fails to fully adhere to the terms and conditions of this Agreement, it shall be liable to the other party for any damages suffered by the other party by reason of any such breach of the terms and conditions hereof.  Rick’s and the Holder agree that in the event of a breach of any of the terms and conditions of this Agreement by Rick’s or the Holder, that in addition to all other remedies that may be available in law or in equity to Rick’s or the Holder, as the case may be, a preliminary and permanent injunction and an order of a court requiring Rick’s or the Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring Rick’s or the Holder to perform their obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Rick’s or the Holder may suffer as a result of any breach or continuation thereof. In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

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8.
This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

9.	This Agreement shall be governed by, and construed in accordance with, the laws of the state of Nevada, without regard to principles of conflict of laws.

10.
This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Dated: September 4 , 2008	RICK’S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Eric Langan, President

HOLDER:

DI FOOD AND BEVERAGE OF LAS VEGAS, LLC

	By:	/s/ Dennis DeGori
Dennis DeGori, Manager

Number of Rick’s Shares Subject to this Agreement:

200,000 shares of Rick’s Shares

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